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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan of our report dated January 25, 2002, with respect to the consolidated financial statements and schedule of Pharmacopeia, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

ERNST&YOUNG LLP

San Diego, California
December 9, 2002

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  EXHIBIT 23.1